UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Hope Bancorp, Inc. (the “Company”) was held on May 23, 2019. At the meeting, the stockholders voted on the following proposals:

1.	election of directors;

2.	ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3.	nonbinding advisory vote to approve the compensation paid to the Company’s “Named Executive Officers” as described in the Company’s Proxy Statement, dated April 30, 2019; and

4.	approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan.

A total of 119,997,590 shares of the Company’s common stock were represented and voted at the meeting, constituting 94.76% of the issued and outstanding shares of common stock entitled to vote at the meeting.
The final results of the stockholder votes were as follows:

1. Election of directors of the Company:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Donald D. Byun	102,650,345	396,181	16,951,064
Steven J. Didion	102,767,948	278,578	16,951,064
Jinho Doo	102,651,230	395,296	16,951,064
Daisy Y. Ha	102,598,769	447,757	16,951,064
James U. Hwang	102,768,366	278,160	16,951,064
Jin Chul Jhung	102,708,958	337,568	16,951,064
Kevin S. Kim	102,777,424	269,102	16,951,064
Steven S. Koh	102,739,254	307,272	16,951,064
Chung Hyun Lee	102,728,734	317,792	16,951,064
William J. Lewis	102,780,832	265,694	16,951,064
David P. Malone	101,764,553	1,281,973	16,951,064
John R. Taylor	102,734,162	312,364	16,951,064
Scott Yoon-Suk Whang	99,667,900	3,378,626	16,951,064
Dale S. Zuehls	102,333,348	713,178	16,951,064

Each of the nominees noted above was re-elected to serve as members of the board of directors of the Company until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

2. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Total Shares
For:	119,895,988
Against:	90,104
Abstain:	7,335
Broker Non-Votes:	4,163

This proposal was approved by the stockholders with the number of shares voting “for” constituting approximately 99.91% of the total number of shares represented and voting at the meeting.

3. Nonbinding advisory vote to approve the compensation paid to the Company’s “Named Executive Officers” as described in the Company’s Proxy Statement dated April 30, 2019.

Total Shares
For:	100,995,734
Against:	1,651,061
Abstain:	399,731
Broker Non-Votes:	16,951,064

This proposal was approved by the stockholders with the number of shares voting “for” constituting approximately 98.01% of the total number of shares represented and voting at the meeting.

4. Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan.

Total Shares
For:	99,381,611
Against:	3,239,397
Abstain:	429,681
Broker Non-Votes:	16,946,901

This proposal was approved by the stockholders with the number of shares voting “for” constituting approximately 96.44% of the total number of shares represented and voting at the meeting.

Item 8.01 Other Events.

On May 23, 2019, the Company issued a news release announcing that its Board of Directors appointed President and Chief Executive Officer Kevin S. Kim as Chairman of the Board of Directors of the Company and its wholly owned subsidiary, Bank of Hope (the “Bank”), effective immediately. Scott Yoon-Suk Whang, who had previously served as Chairman of the Board of Directors, was appointed Lead Independent Director of the Company and Bank, effective immediately. A copy of the May 23, 2019 press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1	Company news release, dated May 23, 2019, concerning the appointment of the Chairman and Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: May 24, 2019	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	Company news release, dated May 23, 2019, concerning the appointment of the Chairman and Lead Independent Director.